SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 28, 2005

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

As previously announced in the Form 8-K of BUCA, Inc. (the “Company”) filed with the Securities and Exchange Commission on February 11, 2005, the Company is reviewing several accounting items as part of its normal end-of-year procedures, including the recoverability of the Company’s goodwill related to the Company’s acquisition of Vinny T’s of Boston in January 2002. While the review is ongoing, the Company expects that it will take a non-cash asset impairment charge of $11.8 million in fiscal 2004 for full reduction in the value of goodwill on its balance sheet related to its Vinny T’s Boston operations. The Company determined this asset impairment charge was needed because the overall financial performance of these restaurants in terms of cash flow and earnings before interest and taxes does not support the amount of goodwill that arose from the acquisition of Vinny T’s of Boston.

The Company operates 11 Vinny T’s of Boston restaurants and currently has no intentions to close any of those restaurants. However, the Company will continue to conduct periodic reviews of all of its assets for potential impairment.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2005, the Company received a notice from the staff of the NASDAQ Stock Market indicating that the Company’s securities are subject to potential delisting from the NASDAQ National Market for failure to comply with NASDAQ’s requirements to file its Form 10-K for the fiscal year ended December 26, 2004 in a timely fashion, as required under Marketplace Rule 4310(c)(14). Receipt of the notice does not result in immediate delisting of the Company’s common stock. On March 31, 2005, the Company issued a press release announcing its receipt of the NASDAQ notice, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

NASDAQ stated in the notice that, unless the Company requests a hearing on NASDAQ’s delisting notice by April 6, 2005, the Company’s securities will be delisted from the NASDAQ National Market at the opening of business on April 8, 2005. The notice also stated that as of the opening of business on April 1, 2005, an “E” will be appended to the end of the Company’s trading symbol for its securities. On April 1, 2005, the Nasdaq staff notified the Company orally that the trading symbol for the Company’s securities will change to “BUCAE” on April 4, 2005 instead of April 1, 2005. Therefore, commencing on April 4, 2005, the trading symbol for the Company’s common stock will be changed from “BUCA” to “BUCAE”.

The Company expects to make a timely request for a hearing with the NASDAQ Listing Qualifications Panel to appeal the NASDAQ staff’s determination. This request will stay the delisting pending the hearing and a determination by the NASDAQ Listing Qualifications Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Item 8.01. Other Events.

On March 28, 2005, the board of directors of the Company (the “Board”) appointed John P. Whaley, a director of the Company, to serve as lead director of the Company.

Mr. Whaley currently also serves as Chair of the Audit Committee of the Board (the “Audit Committee”). He also is a member of the Governance and Nominating Committee of the Board (the “Governance and Nominating Committee”) and the Compensation Committee of the Board (the “Compensation Committee”).

The Board also appointed Sidney J. Feltenstein, a director of the Company, to serve as Chair of the Governance and Nominating Committee and Chair of the Compensation Committee. Mr. Feltenstein currently also serves as a member of the Audit Committee.

Paul J. Zepf, the Company’s former lead director and former Chair of the Compensation Committee, continues to serve as a director of the Company and as a member of the Audit Committee, the Governance and Nominating Committee and the Compensation Committee.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated March 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2005	BUCA, INC.
(Registrant)

	By	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman, President and Chief Executive Officer